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2021 Investor Presentation April 2021

Forward-looking statements and use of non-GAAP financial measures Forward-Looking Statements. This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends, as well as the potential effects of the COVID-19 pandemic and associated lockdowns on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals; The COVID-19 pandemic and associated lockdowns and their effects on the economic and business environments in which we operate; Our ability to meet heightened supervisory requirements and expectations; Liabilities and business restrictions resulting from litigation and regulatory investigations; Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic and associated lockdowns on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. Further, statements about the estimated impact of CECL are forward-looking statements and are subject to the risk that the actual impact of CECL may differ, possibly materially, from what is reflected in those statements due to, among other things, changes in macroeconomic conditions and any of the other variables discussed, as well as changes based on continuing review of models and assumptions. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying results. In historical periods, these results may have been referred to as Adjusted or Adjusted/Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Contents Strong financial performance Executive compensation 2020 Governance update Corporate Responsibility update

Strong financial performance

A new level of resilience and adaptability To help our customers, colleagues and communities reach their potential Objective is to be a top-performing bank distinguished by its customer-centric culture, mindset of continuous improvement and excellent capabilities Disciplined execution, with a customer-first approach and continuous improvement Strengthening our franchise while delivering results Mission Success will be driven by what got us here today Continued investments in our future Strong and experienced board and leadership team, best-in-class talent Proven execution ability with a customer-first approach and mindset of continuous improvement Commitment to excellence in every dimension Long-term positioning to deliver earnings growth and attractive returns Enterprise-wide initiatives drive improvement in performance Successful series of Tapping our Potential (“TOP”) efficiency and revenue growth programs has created capacity to allow investments to build out fee-based capabilities Balance Sheet Optimization (“BSO”) initiatives recycle capital into more accretive growth and relationship categories; grow higher risk-adjusted return asset portfolios, optimize deposits Adopting originate-to-distribute orientation to free up capital and generate fee income streams Growth mindset: innovating to source new customers and revenue streams Building fee capabilities organically and through targeted acquisitions Relentless focus on our expense base Investments in new technologies, data analytics, seamless integration of digital and physical distribution, and customer experience Assessing opportunities arising from current environment

2020 was a year of successful execution and supporting all stakeholders The COVID-19 pandemic, and resulting reactions such as lockdowns, safety protocols, unprecedented government measures to shore up the economy and drastic changes to daily life have been unique and remarkable. These stresses have required a new level of resilience and adaptability and Citizens has risen to meet the challenges we’ve faced, supporting all of our stakeholders during a time of great uncertainty and need.

Strong execution in 2020(1) Underlying EPS Underlying net income of $1.1 billion with EPS of $2.41 Record noninterest income, up 24%, reflects the build out of our fee businesses with record results across Mortgage, Capital Markets and Wealth Positive operating leverage of 4.1% on an Underlying basis Underlying ROTCE of 7.5% compares with 12.8% for 2019 2020 net reserve build of $923 million impacted Underlying ROTCE by 5.4 percentage points Allowance for credit losses coverage ratio of 2.17%, or 2.24% excluding PPP loans, compares with 1.09% in 2019 Capital remains strong, with CET1 of 10.0%, stable with 10.0% at year-end 2019 Returned $942 million to common stockholders, including dividends and share repurchases, compared with $1.84 billion over 2019 Announced $750 million share repurchase authorization, commencing 1Q21 Full-Year 2020 Underlying noninterest income $4.14 $1.73 impact from reserve builds $s in billions See page 32 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items.

5.4% impact from reserve builds Building and innovating a more diversified business model(1) Underlying PPNR performance has strengthened Strong PPNR performance reflects an increasingly diversified business model Multi-year investments in fee-generation capabilities, including selective acquisitions Significantly modernized and strengthened technology capabilities 3.9% PPNR in-line with peer average(3) Series of TOP programs key to self-funding these investments BSO initiatives improving risk-adjusted returns, funding costs and capital efficiency Adopting an originate-to-distribute orientation; successful sale of student loans in 3Q20 Smart loan growth in attractive risk-adjusted return categories Commercial expected to grow in-line with nominal GDP once recovery reached Underlying ROTCE has improved significantly before the impact of reserving associated with the pandemic Key messages Underlying ROTCE improved since IPO Well-positioned to maintain momentum – multiple levers to improve performance $s in billions See page 32 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items.

Period end deposits $s in billions Full-Year Comparison – Underlying Results(1) á 426 bps 0 bps á 17% á 3% á 12% â 224 bps Period end loans $s in billions Common equity tier 1 Operating leverage YoY Pre-provision profit $s in millions Efficiency ratio See page 32 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items.

Delivering for shareholders – outperforming peers since IPO In 2020, total shareholder return was (7)%(1) versus (11)% for peers(2) as bank stocks recovered significantly from pandemic lows Since the 2014 IPO, we delivered an 85% total shareholder return(1) versus 60% for peers(2) through December 31, 2020 Well positioned for long-term value creation á 25.5% vs Peers 85.0% 113.1% 57.9% 59.5% á 4.3% Since IPO in 2020 18.4% (6.7)% (11.0)% (10.3)% Since IPO 2020 Source: S&P Capital IQ See page 32 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items.

Executive Compensation

Why Stockholders Should Support Say-on-Pay Stockholders should support 2020 say-on-pay because Citizens’ program and outcomes continue to be aligned with long-term stockholder interests Despite significant accomplishments including delivering strengthened PPNR (+12% on an underlying (1) basis) and underlying (1) positive operating leverage of 4% with continued expense discipline, 2020 total direct compensation for our CEO and NEOs is down year-over-year, consistent with the impact of the crisis on stockholders. For our CEO, his variable compensation was down -11.2%, and his total compensation was down -9.5% vs. the prior year and is -9.0% below his target total compensation. A significant portion of executive compensation is awarded in performance awards (nearly 2/3 of long-term awards for the CEO, CFO, Heads of Consumer & Commercial), which include absolute and relative metrics. Recognizing that the impact of the crisis resulted in 2020 PSU targets no longer aligning with market expectations and, as a result, no longer appropriately incentivized management, in December 2020 the CHRC modified the PSUs granted in March 2020 to align targets with analyst consensus at the time of the modification and to cap payouts at 100%. The target number of PSUs for each impacted individual and the 2020-2022 performance period each remains unchanged from the original grant. This modification has added ~$4.4MM to our CEO’s Summary Compensation Table total due to the operation of SEC reporting rules, though it does not represent an incremental award/compensation. Variable compensation is determined by the Compensation and Human Resources Committee (CHRC) using structured discretion after an evaluation of company and individual performance from various dimensions, including financial and business delivery, customer outcomes, strategic initiatives, human capital, and risk and control. Retaining this type of flexibility has been key to ensuring we can determine appropriate compensation for our executive team, in particular during an unprecedented year like 2020. Risk performance is assessed annually for the executive team by our Chief Risk Officer and the results of that assessment are considered in determining pay. Strong compensation governance, including stock ownership and retention guidelines, no single trigger vesting of equity awards or cash payments, and pay is subject to clawback. (1) See page 32 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items.

Governance update

Evolving our Corporate Governance Since becoming a public company we have consistently been strengthening our governance practices Ongoing refreshment of our Board and committee composition with six new directors - Christine Cumming (2015), Edward Kelly (2019), Terrance Lillis (2019), Robert Leary (2020), Lee Alexander (2021), and Christopher Swift (2021) Increasing the racial diversity of the Board with appointment of additional diverse director (2021) Amending Corporate Governance Guidelines to enhance diversity considerations in director recruitment (2020) Transitioning to a new diverse Lead Director (2019) Enhancing shareholder rights Providing shareholders with the right to call a special meeting (2020) Adopting proxy access provisions aligned with market practices (2019) Implementing majority voting for election of directors (2016) Expanding ESG Framework (2020): Establishing Board oversight of the company’s commitment to corporate responsibility through the Nominating and Corporate Governance Committee Conducting an ESG materiality assessment Board approval of annual Corporate Responsibility Report which will include GRI and SASB aligned reporting in 2021 Establishing a Conduct Office under the oversight of the Audit Committee which monitors the behavior of our colleagues in relation to our Code of Business Conduct and Ethics, Sales Practices and other key policy considerations (2017) Establishing a Board mentoring and engagement program focused on providing the Board with additional opportunities to interact with senior management; this involves a mentoring program that pairs executives with Board members and informal feedback sessions where directors meet with groups of senior management below the executive level (2016) Committing to engaging a third party to facilitate the Board and committee annual self evaluations at least every three years and completing periodic peer evaluations (2016) Establishing an annual institutional shareholder-governance outreach program with feedback relayed to the Nominating and Corporate Governance Committee (2016) Enhancing proxy disclosures annually to incorporate shareholder feedback and best practices (ongoing)

2020 Governance and Disclosure Enhancements Right to call a special meeting Provided stockholders with the right to call a special meeting Diversity disclosure Increased colleague demographic disclosures and identified specific demographic information for individual directors including gender and race Board composition Refreshed the Board with two new directors one of whom is racially diverse and amended Corporate Governance Guidelines to enhance diversity considerations ESG Oversight Completed an ESG materiality assessment and established an ESG governance framework with GRI and SASB aligned reporting to follow Executive compensation design Introduced a relative metric for our PSU awards Pay equity Formal commitment to pay equity and subsequently disclosed the results of our third-party analysis Human capital Provided additional disclosure highlighting key elements of how we manage human capital

Corporate Responsibility update

Corporate Responsibility We continue to make progress on our corporate responsibility efforts, fulfilling our responsibility as a bank to serve our customers well, provide a great place to work and build a career, strengthen our communities, and operate responsibly and sustainably, backed by strong governance. Our corporate responsibility framework aligns to our CREDO and operates across six dimensions: Ensuring strong governance of our business Providing colleagues with a great place to work and build a career Serving our customers Building an inclusive culture Investing resources to strengthen our communities Managing our operations responsibly

Moving forward on our ESG Journey Strengthening ESG Governance The Board is committed to overseeing CFG’s corporate responsibility efforts Refining ESG Priorities Completed our first ESG materiality assessment to confirm the issues that represent the most significant opportunities and risks for the Company Engaging Stakeholders Engaged stakeholders in the materiality assessment we conducted in 2020 Enhancing our Reporting 2020 Corporate Responsibility Report will highlight our progress on a variety of ESG topics and will be aligned with GRI and SASB frameworks. The Nominating and Corporate Governance Committee has formal responsibility for providing oversight of the Company’s commitment to ESG matters An Executive Steering Committee guides our strategies, helps integrate our efforts across lines of business, and monitors our progress was established Outcomes of the assessment to guide our strategies and our reporting as we move forward on our journey and will be published in our 2020 Corporate Responsibility Report Continue to engage them regularly throughout the year to inform our corporate responsibility efforts and priorities. Engagement includes regular dialogue with our colleagues, customers, community groups, stockholders, and policymakers We disclose our environmental performance each year through a response to the CDP

Appendix

Board Member Committees Bruce Van Saun Chairman & Chief Executive Officer Lee Alexander (appointed February 1, 2021) Audit Christine Cumming Risk William P. Hankowsky Audit Compensation & Human Resources Howard W. Hanna III (retiring April 22, 2021) Audit Nominating & Corporate Governance Lee Higdon Compensation & Human Resources (Chair) Audit Edward J. (“Ned”) Kelly III Compensation & Human Resources Nominating & Corporate Governance Charles J. (“Bud”) Koch Risk (Chair) Audit Robert G. Leary Risk Terrance J. Lillis Audit Shivan S. Subramaniam Independent Lead Director Nominating & Corporate Governance (Chair) Risk Christopher J. Swift (appointed February 1, 2021) Risk Wendy A. Watson Audit (Chair) Risk Compensation & Human Resources Marita Zuraitis Nominating & Corporate Governance Risk Board Structure and Leadership Annual election of directors with majority voting 12 of 13 director nominees independent 5 of 13 director nominees gender or ethnically diverse Mandatory retirement age of 75 Annual review of Board and committee structure and composition considering diversity, age, skills, background and experience Board skills and experience aligned to strategy Executive sessions convened at each Board and committee meeting Annual self-evaluation by the Board and each committee with third party facilitating the review Annual Board training program with director involvement in the planning process Regular meetings held with Board members and management outside Board and committee meetings Board review and approval of the Company’s long-term strategy with regular assessment of the Company’s strategic, competitive and financial performance Board oversight of risk led by Risk and Audit Committees ------- CFG’s Board ranked #1 among U.S. financial services companies by James Drury Partners and #18 overall for the strength of its corporate governance in its The Weight of America’s Boards’ 2018 Survey

Executive Compensation Evolution Our goal is to design and implement an executive compensation program that attracts, retains, motivates, and rewards high-caliber executives within acceptable risk parameters to deliver long-term business performance aligned with stockholder interests The below outlines key features of our executive compensation program as well as disclosure improvements we have made over the last few years. We continue to evaluate peer/market practice and also solicit feedback on our program and related disclosure from stockholders and advisory groups. Key Program Design Features Compensation Disclosure Improvements A significant portion of compensation awarded in performance awards. For our CEO and the heads of Consumer and Commercial, nearly two-thirds of long-term compensation is awarded in the form of PSUs PSU payouts are based on absolute metrics as well as relative TSR starting with 2020 awards Executive compensation awards are determined based on an evaluation of performance from various dimensions, including financial & business delivery, customer outcomes, strategic initiatives, human capital, and risk and control. Risk performance is assessed annually for the executive team by our Chief Risk Officer and the results of that assessment are considered in determining pay Executives and directors are subject to stock ownership and retention guidelines (CEO - 6x base salary, increased from 5x in 2019; Executive Committee members (including NEOs) - 3x base salary; directors - 5x annual cash retainer, increased from 4x in 2019). Continued to include a supplemental compensation table to assist shareholders in understanding performance year pay Added a compensation summary at the beginning of the proxy to aid in navigability Included a section regarding the role of risk management in executive compensation Enhanced PSU disclosure, including disclosure of targets for recently assessed awards Added a graphic illustrating the inputs considered by the CHRC in the exercise of its structured discretion in determining executive pay Disclosure regarding our pay equity review process, including the results of our most recent analysis

2020 PSU Modification Following discussions over an 8-month period, in December 2020 the CHRC modified PSUs granted in March 2020 to align targets with analyst consensus at the time of the modification and to cap payouts at 100% 2020 PSUs were granted on March 2, 2020 and have a performance period of 2020-2022. The awards are based 50% on average ROTCE and 50% on cumulative diluted EPS, also with a +/- 10% relative TSR modifier (the amount that is ultimately earned will be multiplied by 110% if top quartile TSR performance is achieved or by 90% in the event of bottom quartile TSR performance, in each case, as compared to our defined peer group). Just weeks after awards were granted the country was hit by a global pandemic that resulted in the shutdown of the US economy, impacting businesses and customers across the country. One impact of the economic downturn, which was exacerbated by implementation of CECL accounting standards amidst the pandemic, was that the targets for the 2020 PSU awards had no connection to the new realities of the economic environment forecasted for the next few years. The impact of this was that a significant portion of our senior leaders’ long-term compensation, which had just been communicated, had almost no value. The CHRC reviewed the impact of COVID-19 on these awards and determined that changes were necessary to continue to incentivize and reward senior management for their strong performance as well as to effectively retain and reward them for their ongoing accomplishments in enabling the company to emerge from the crisis. On December 16th, amendments were made to: (1) modify the ROTCE and EPS targets aligned with analyst consensus as of December 15th, and (2) cap payouts at 100% of target (changed from 150%). Modifications were made for all holders of 2020 PSU awards. All other elements of the 2020 PSUs remain the same: +/-10% relative TSR modifier remains in effect, except as modified by the overall 100% target payout cap Performance period of 2020-22 remains unchanged Vesting date of March 2, 2023 remains unchanged Awards continue to be settled in shares of CFG common stock

2020 PSU Modification (cont’d) Citizens’ PSU awards were particularly impacted due to their design as well as the fact that our threshold level for payment was originally set quite aggressively Citizens’ PSU design utilizes only absolute core metrics and, as a result, is less forgiving in an economic downturn than other companies that have exclusively relative metrics or a combination of absolute/relative measures. Prior to modification these PSU awards had a ROTCE threshold set at 92% of target. This was a high hurdle as compared to other financial services companies with performance awards based on absolute return metrics, as identified by the CHRC’s independent consultant, which set threshold levels at 68% on average. As a relatively new company, our intention in setting such a high threshold level, which must be met before any payout is achieved, was to aggressively close the gap between Citizens and our peers in terms of absolute return metrics. These factors combined to make the impact of the COVID-19 crisis particularly difficult for our leadership team to earn any value in the future from the 2020 awards. No other changes were made to our program in light of COVID-19 Citizens did not alter our short-term incentive funding methodology for determining annual bonus pools for performance year 2020. Our bonus pools were down and our CEO and NEOs received compensation that was also down vs. 2019, as discussed in further detail on slide 25. No changes have been made to other outstanding long-term awards, including the 2018 PSUs which vested on March 1, 2021, despite the pandemic’s impact on 2020 performance and the ultimate payout for those awards. Although Bruce Van Saun’s total target compensation is reviewed annually, no changes were made for 2020.

Framework for Making Executive Compensation Decisions The CHRC continues to believes that determining executive compensation based on an exercise of its structured discretion following a review of various inputs is ideal The CHRC determines the amount of compensation paid to our executives, including our CEO and other NEOs, following a review of various inputs based on its structured discretion. After a total variable compensation decision is made, that amount is allocated among cash, RSUs and PSUs based on the pay mix approved by the CHRC for the applicable role The CHRC believes that retaining discretion to make executive compensation decisions allows those decisions to be informed by a number of qualitative and quantitative performance metrics across various dimensions, as well as certain other factors. For example, this structure allows for consideration by the CHRC of the results of annual risk evaluations by the CRO of our executive officers in making its compensation decisions. This structure facilitates management’s focus on Company performance overall and mitigates the risk of disproportionate focus on certain elements of performance. The inputs considered in determining executive compensation represent both objective and subjective considerations, and the CHRC does not favor one factor over another or apply a particular formula or weighting. Retaining this type of flexibility has been key to ensuring we can determine appropriate compensation for our executive team, in particular during an unprecedented year like 2020. A summary of the CHRC’s process for making executive compensation decisions is included on the following slide.

Framework for Making Executive Compensation Decisions (cont’d) Step 1: Performance Considerations Step 2: Market Practice & Other Considerations Step 3: Final Decision The Compensation and HR Committee considers various aspects of Company and individual performance that collectively indicate our Company’s success, including: The Compensation and HR Committee also considers the following information in making executive compensation decisions: Once all inputs are reviewed, the Compensation and HR Committee exercises its structured discretion based on members’ judgment to determine variable compensation and salary for each NEO that is consistent with Company performance. Financial & Business Delivery e.g., financial performance compared to our budget/ strategic plan and peers, including growth rate and quality of earnings Customer Outcomes e.g., satisfaction and relationship deepening Strategic Initiatives e.g., execution of cost savings initiatives and M&A activities Human Capital e.g., diversity and inclusion, Talent development, colleague attraction and retention, and colleague culture survey results Risk & Control e.g., delivery against regulatory expectations and control environment Peer Data & Compensation History Compensation paid to executives in similar roles by our peer group as well as additional organizations with which we compete for talent, although we do not benchmark compensation at a specified level. Each NEO’s compensation history and year-over-year position are also considerations for variable pay decisions. CEO & CHRO Recommendations The CEO’s perspective on executive performance and pay as well as additional context from the Chief Human Resources Officer, regarding executives other than themselves. Risk Ratings by Chief Risk Officer Risk ratings assigned to executives by the Chief Risk Officer as part of the annual risk review process, based on feedback from second line of defense Risk partners. Independent Compensation Consultant Input The perspective of Compensation Advisory Partners, the independent compensation consultant to the Compensation and HR Committee, with regard to Company performance and market pay practices. Target Compensation (for CEO) For the CEO his target compensation amount is considered, which was increased from $9.0MM to $9.94MM in June 2019 in line with peer group median. The CEO’s target compensation did not change in 2020. However, this target is intended to serve only as a reference point.

2020 Total Direct Compensation Despite significant accomplishments, 2020 performance year compensation for our CEO and NEOs is down year-over-year, consistent with the impact of the crisis on stockholders As reflected in the Supplemental Compensation Table on page 52 of our proxy statement and below, each of our NEOs 2020 performance year compensation was down vs. the prior year. For our CEO, his variable compensation was down -11.2%, and his total compensation was down -9.5% vs. the prior year and is -9.0% below is target total compensation These decisions were made despite the significant accomplishments of the management team in 2020, which included delivering strengthened PPNR (+12% on an underlying (1) basis) and underlying (1) positive operating leverage of 4% with continued expense discipline, supporting our customers through the PPP and other programs, and providing a safe and flexible working environment and supporting our colleagues through the crisis. Areas where performance was less strong relate to metrics impacted by the implementation of CECL accounting standards, which was outside of the control of our management team. Notwithstanding that, the CHRC made a decision to pay our executive team down vs. the prior year because it was directionally aligned to the impact of the crisis on stockholders. (1) See page 32 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items.

Incentive funding and executive compensation awards dependent on risk performance  Pay is subject to clawback Our overall variable compensation funding as well as individual executive compensation awards are determined based on a number of factors, including but not limited to, risk performance and related indicators. In addition to clawback required by law, we have a broad-based process through which events having a material adverse impact on the Company are reviewed for potential impact on compensation. No single trigger vesting of equity awards or cash payments Our equity plan includes strong governance features We do not provide for any single trigger vesting of equity awards or severance payments upon a change of control, unless there is a qualifying termination of employment. Our Omnibus Incentive Plan does not allow for repricing or buy-out of underwater options or liberal share recycling, and was also recently amended to generally impose a minimum vesting period of 12 months for awards. Robust compensation plan governance Subject to a robust governance process that involves review by control partners (including risk, legal, human resources, and finance). This process continues to be further strengthened over time, for example, with the addition of Conduct Office participation following the establishment of that office. The plans are subject to a risk review by the Compensation and Human Resources Committee on an annual basis and a risk review by an independent third party every three years. Strong Compensation Governance Our compensation programs have been built upon a strong governance foundation, which we have continued to enhance over time

$s in millions, except share, per share and ratio data Non-GAAP financial measures and reconciliations- Full Year 2020-2014

$s in millions, except share, per share and ratio data Non-GAAP financial measures and reconciliations- Full Year 2020-2014

Non-GAAP financial measures and reconciliations - Full year 2020 vs. 2019 Comparison $s in millions, except share, per share and ratio data

Non-GAAP financial measures and reconciliations - Full year 2020 vs. 2019 Comparison $s in millions, except share, per share and ratio data

Non-GAAP financial measures and reconciliations - excluding the impact of PPP loans $s in millions, except share, per share and ratio data

Notes Notes on Non-GAAP Financial Measures See important information on Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these measures and their reconciliations to GAAP financial measures. “Underlying” or “Adjusted” results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Notes on slide 6 – Strong execution in 2020 See above note on non-GAAP financial measures. Notes on slide 7 – Building and innovating a more diversified business model See above note on non-GAAP financial measures. Notes on slide 8 – Full-Year Comparison – Underlying Results See above note on non-GAAP financial measures. Notes on slide 9 – Delivering for shareholders – outperforming peers since IPO Total shareholder return defined as CFG common share price appreciation and assumes all dividends paid were reinvested on the date paid. Source is Bloomberg. Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, TFC and USB. Notes on slide 11 –Why Stockholders Should Support Say-on-Pay See above note on non-GAAP financial measures. Notes on slide 25 – 2020 Total Direct Compensation See above note on non-GAAP financial measures.